EXHIBIT 1

                             JOINT FILING AGREEMENT

     Agreement dated as of May 15, 2003, by and among Crescendo Partners II L.P., Series V, Crescendo Investments II, LLC and Eric Rosenfeld (collectively, the "Parties").

     Pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, each of the Parties hereto represents to the other Parties that it is eligible to use
Schedule 13D to report its beneficial interest in the common shares, no par value, of Pivotal Corporation beneficially owned and reported upon in the
Schedule 13D of which this agreement is an exhibit ("Schedule 13D") by each of the above named Parties, and each of the above Parties will file the Schedule 13D on behalf of itself.

     Each of the Parties agrees to be responsible for the timely filing of the
Schedule 13D and any and all amendments thereto and for the completeness and accuracy of the information concerning itself contained in the Schedule 13D, but not for the completeness and accuracy of the information concerning the other Parties, except to the extent it knows or has reason to believe that such information is inaccurate.


                                         CRESCENDO PARTNERS II, L.P. SERIES V

                                         By: Crescendo Investments II, LLC

                                         By: /s/ Eric Rosenfeld
                                             ---------------------------------
                                               Name:  Eric Rosenfeld
                                               Title: Senior Managing member


                                         CRESCENDO INVESTMENTS II, LLC


                                         By: /s/ Eric Rosenfeld
                                             ---------------------------------
                                               Name:  Eric Rosenfeld
                                               Title: Senior Managing Member


                                         /s/ Eric Rosenfeld
                                         -------------------------------------
                                         ERIC ROSENFELD